UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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MICREL, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICREL, INCORPORATED

2180 Fortune Drive
San Jose, California 95131
Notice of Annual Meeting of Shareholders
to be Held on May 22, 2014
12:00 p.m. Local Time
To the Shareholders of Micrel, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Micrel, Incorporated, a California corporation, will be held at our offices located at 2180 Fortune Drive, San Jose, California 95131 on May 22, 2014 at 12:00 p.m. local time, for the following purposes:

1.
To elect the following six nominees to serve as members of our Board of Directors until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified: Raymond D. Zinn, John E. Bourgoin, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider;

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2014;

3.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement pursuant to executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended; and

4.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof. Our Board of Directors has fixed the close of business on March 31, 2014 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED, OR VOTE ONLINE AT WWW.PROXYVOTE.COM OR VOTE BY TELEPHONE AT 1-800-690-6903, TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.
By Order of the Board of Directors,

/s/ Colin Sturt
Colin Sturt
Corporate Secretary

The enclosed Proxy Statement is dated April 4, 2014 and is first being mailed to shareholders on or about April 18, 2014.

MICREL, INCORPORATED
2180 Fortune Drive
San Jose, California 95131

PROXY STATEMENT
2014 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the matters being considered at the Annual Meeting. We urge you to read the entire Proxy Statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully. In this Proxy Statement, the terms “Micrel,” “Company,” “we,” “our,” “ours,” and “us” refer to Micrel, Incorporated.
This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 18, 2014.
What matters will be voted on at the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote on the following proposals:

•
To elect the following six nominees to serve as members of our Board of Directors until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified: Raymond D. Zinn, John E. Bourgoin, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider (“Proposal 1”);

•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2014 (“Proposal 2”);

•
To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Proposal 3”); and

•	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.
How does the Board of Directors recommend that I vote?
Our Board of Directors unanimously recommends that shareholders vote:

•	FOR each of the nominees listed in Proposal 1;

•	FOR ratification of the selection of our independent auditors; and

•	FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this Proxy Statement.
What is the required quorum for the Annual Meeting?
The holders of a majority of our outstanding shares of common stock as of March 31, 2014 (the “Record Date”) must be present in person or by proxy at the Annual Meeting in order to conduct business at the Annual Meeting. This is called a quorum. On the Record Date, 56,474,252 shares of our common stock were outstanding.
When and where will the Annual Meeting take place?
The Annual Meeting will take place on May 22, 2014 at 12:00 p.m., local time, at our headquarters located at 2180 Fortune Drive, San Jose, California 95131.
Who is entitled to vote at the Annual Meeting?
If you are a shareholder of record as of the close of business on March 31, 2014, the Record Date, you are entitled to vote at the Annual Meeting. You may attend the Annual Meeting and vote your shares in person. However, whether or not you plan to attend the Annual Meeting, we urge that you vote TODAY by telephone, by the Internet, or by signing, dating and returning the proxy card in the envelope provided. If you hold shares in street name and would like to vote your shares in person at the Annual Meeting, you must deliver a legal proxy from your bank, broker or nominee at the Annual Meeting.

What do I need to do now?
Please carefully read and consider the information contained in this Proxy Statement and vote your shares in any of the ways described in this Proxy Statement.
What vote is required for the proposals?
With respect to Proposal 1, you may vote FOR or WITHHOLD voting for all, some or none of the director nominees. The six director nominees receiving the highest numbers of votes cast will be elected to fill the seats on our Board of Directors. Under our Corporate Governance Guidelines, in any uncontested election of directors, any nominee for director who receives a greater number of WITHHOLD votes than votes FOR his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote. The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within 90 days following certification of shareholder vote, our Board of Directors will publicly disclose their decision regarding whether to accept or reject the resignation.
You may vote FOR, AGAINST or ABSTAIN from voting with respect to each of Proposals 2 and 3. The affirmative vote of both (a) a majority of shares represented and voting at the Annual Meeting and (b) a majority of the required quorum is required for ratification of the appointment of the independent registered public accounting firm (Proposal 2) and approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Exchange Act (Proposal 3). Because your vote on Proposal 3 is advisory, it will not be binding on our Board of Directors, our committees or us. However, our Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.
Our Board of Directors unanimously recommends that you vote FOR each nominee in Proposal 1 and FOR Proposals 2 and 3.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014 (Proposal 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected for Proposal 2.
The election of directors (Proposal 1) and the advisory vote to approve executive compensation (Proposal 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3.
What are abstentions?
An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal.
How will broker non-votes and abstentions be treated?
Broker non-votes and abstentions are considered present and therefore are counted for purposes of determining whether a quorum is present.
FOR and WITHHOLD votes are counted with respect to the election of directors (Proposal 1); and FOR and AGAINST votes, abstentions and broker non-votes are counted with respect to the ratification of accountants (Proposal 2) and with respect to the advisory vote to approve the compensation of named executive officers (Proposal 3).

Broker non-votes will have no effect on Proposal 1 relating to the election of directors, because approval of a majority of shares represented and voting at the meeting is not required for this proposal. In the case of Proposals 2 and 3, broker non-votes and abstentions have no effect on determining whether the affirmative vote constitutes a majority of the shares represented and voting at the Annual Meeting. However, approval of Proposals 2 and 3 also requires the affirmative vote of a majority of the required quorum, and therefore broker non-votes and abstentions, because they do not count as affirmative votes, have the effect of a vote against the proposals and therefore could prevent the approval of Proposals 2 and 3. Because brokers cannot vote “uninstructed” shares on behalf of their customers for “non-routine” matters, such as Proposal 3, it is important that shareholders vote or provide instructions to vote their shares on this proposal. In order to minimize the number of broker non-votes, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided.
Can I vote my shares in person at the Annual Meeting?
Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the Annual Meeting. If you hold your shares in a brokerage account in your broker’s name, you must request a legal proxy from your stockbroker in order to vote in person at the Annual Meeting.
Can I vote my shares without attending the Annual Meeting?
Yes. Whether you hold shares directly as a shareholder of record or beneficially through a broker, bank or other nominee, you may vote without attending the Annual Meeting. If you are a shareholder of record, you may vote without attending the Annual Meeting by submitting a proxy by telephone, by the Internet or by signing, dating and returning a proxy card. If you hold your shares through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee, following the directions they provide you.
Shares will be voted in accordance with the specific voting instructions on the proxy card. Any proxy cards received by Micrel which are signed by shareholders but which lack specific instruction will be voted as set forth under “— What happens if I do not give specific voting instructions?” above.
How will voting on any business not described in this Proxy Statement be conducted?
We are not aware of any business to be considered at the Annual Meeting other than the matters described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting and you have properly submitted a proxy, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.
What should I do if I receive more than one set of voting materials?
If your shares are registered differently and are held in more than one account, then you will receive more than one Proxy Statement and proxy card. Please be sure to vote all of your accounts so that all of your shares are represented at the meeting.
Can I change my vote after I return my proxy?
You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting. If you are the record holder of your shares, you may do this prior to the time of voting by delivering written notice to Micrel’s Corporate Secretary revoking your proxy, submitting a new, later-dated proxy by telephone or the Internet, or submitting a subsequently signed and dated proxy card. You may also revoke your proxy by attending the Annual Meeting and voting in person. Simply attending the Annual Meeting will not revoke your proxy unless you specifically request it. If your shares are held by a broker, bank or other agent, you should follow the instructions provided by them.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. In addition, the voting results will be published in a Current Report on Form 8-K, which we are required to file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting and shortly thereafter will appear on the SEC’s website (www.sec.gov). If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Who should I contact if I have questions?
If you need additional proxy materials or have any questions about the Annual Meeting, please call our Corporate Secretary, Colin Sturt, at (408) 944-0800.

ANNUAL MEETING
The following sets forth some of the information that you may wish to know about the Annual Meeting.
Record Date and Quorum
Only the holders of record of our common stock as of the close of business on March 31, 2014 are entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, there were 56,474,252 shares of our common stock outstanding.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the Record Date will constitute a quorum for purposes of the Annual Meeting. A quorum is necessary to hold the Annual Meeting. Once a share is represented at the Annual Meeting, it will be counted for the purpose of determining a quorum at the Annual Meeting and any adjournment or postponement of the Annual Meeting. If a new record date is set for an adjourned Annual Meeting, however, then a new quorum will have to be established.
Required Vote
Each outstanding share of our common stock on the Record Date entitles the holder to one vote at the Annual Meeting.
For Proposal 1, the six director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board of Directors. Under our Corporate Governance Guidelines, in any uncontested election of directors, any nominee for director who receives a greater number of WITHHOLD votes than votes FOR his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote. The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within 90 days following certification of the shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.
For Proposals 2 and 3, the affirmative vote of both (a) a majority of shares represented and voting at the Annual Meeting and (b) a majority of the required quorum, is required for approval.
Our Board of Directors urges you to vote FOR the election of each of the six directors nominated by the Board of Directors and FOR Proposals 2 and 3.
If you are a shareholder of record, you may vote your shares in any of the following ways:

•	Vote in Person – You may vote in person at the Annual Meeting.

•
Vote by Telephone – Please call toll-free from the U.S. or Canada the phone number listed on your proxy card and follow the simple instructions provided. Please have your proxy card in hand when you call.

•
Vote by Internet – Please access the website listed on your proxy card and follow the simple instructions provided. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. The Internet voting procedures comply with California law.

•
Vote by Mail – To vote by mail, please sign, date and return the proxy card in the envelope provided. If your proxy card is signed and returned without specifying choices, the shares represented will be voted FOR election of each of the six nominees for director named in this Proxy Statement, FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014, and FOR approval, on a non-binding and advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Exchange Act.

If you hold your shares through a broker or other nominee, you will receive separate voting instructions with the Proxy Statement. Your broker or nominee may provide voting through the Internet or by telephone. Please contact your broker to determine how to vote.
Adjournments and Postponements
Either the chairman of the meeting or the shareholders holding a majority of shares entitled to vote and represented at the meeting, present in person or represented by proxy, may adjourn the meeting. If the time and place of an adjourned meeting are announced at the meeting which is being adjourned, additional notice is not required unless the adjournment is for more than 45 days or a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

At any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our shareholders. If postponed, we will provide notice of the new meeting date at least 10 days prior to the new meeting date. Any postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.
If the Annual Meeting is adjourned or postponed and the record date remains unchanged, unrevoked proxies will continue to be effective for purposes of voting on the new meeting date.
Revocability of Proxies
You can revoke your proxy at any time before the vote is taken at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

•	submitting written notice of revocation to the Secretary of Micrel, which notice is dated a later date than the proxy you wish to revoke

•	submitting a later-dated proxy by telephone or by the Internet;

•	submitting a duly completed and executed proxy card bearing a later date; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.
If you are a shareholder of record, written notices of revocation and other communications about revoking your proxy should be addressed to:
Micrel, Incorporated
2180 Fortune Drive
San Jose, California 95131
Attention: Corporate Secretary
If you hold your shares through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding revocation of proxies. If your broker, bank or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by telephone or the Internet.
Shares Owned by Our Directors and Executive Officers
As of March 31, 2014, the record date for the Annual Meeting, our directors and executive officers owned, in the aggregate, approximately 11,865,035 shares of our common stock (excluding shares issuable upon exercise of options), or approximately 21.0% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock FOR election of each of the nominees for director named in this Proxy Statement, FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014, and FOR approval, on a non-binding and advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
Solicitation of Proxies
Proxies are being solicited by and on behalf of our Board of Directors. Micrel will bear the entire cost of this solicitation, including the costs associated with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished by us to shareholders.
Micrel will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding such solicitation material to such beneficial owners.
In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2014
This Proxy Statement and our 2013 Annual Report are available electronically at www.proxyvote.com. You may also obtain copies free of charge online at www.almadenpressonline.com/micrel/, by telephone at (408) 435-2402 or by writing to Micrel, Incorporated, 2180 Fortune Drive, San Jose, CA 95131, Attention: Corporate Secretary.

THE PROPOSALS
PROPOSAL 1
ELECTION OF DIRECTORS
Directors elected at the Annual Meeting will hold office from the time of their election until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The six nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Shareholders may withhold authority to vote for any nominee or the entire slate as directed on the proxy card. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. However, under our Corporate Governance Guidelines, in any uncontested election of directors, any nominee for director who receives a greater number of WITHHOLD votes than votes FOR his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote. The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within 90 days following certification of the shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation in a Current Report on Form 8-K filed within four business days of the decision.
The following table sets forth information as of March 31, 2014 with respect to our six current directors, each of whom have been nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting. If any nominees identified in this proposal should be unavailable for election, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal. Each person nominated for election has agreed to serve if elected.

Name	Age	Position	Director Since
Raymond D. Zinn	76	President, Chief Executive Officer and Chairman of the Board of Directors	1978
John E. Bourgoin (2)(3)(4)	68	Director	2010
Michael J. Callahan (1)(2)	78	Director	2005
Daniel Heneghan (1)(3)	58	Director	2008
Neil J. Miotto (1)(2)	67	Director	2007
Frank W. Schneider (1)(2)(3)	72	Director	2007

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Nominating and Corporate Governance Committee.
(4) Lead Independent Director.
The principal occupations and positions of the current directors and director nominees named above as of March 31, 2014 for at least the past five years are as follows:
Raymond D. Zinn is a co-founder of Micrel and has been our President, Chief Executive Officer and Chairman of our Board of Directors since our inception in 1978. As our Chief Executive Officer, Mr. Zinn gives the Board of Directors insight and in-depth knowledge of the semiconductor industry and Micrel’s specific operations and strategies. He also provides leadership skills and extensive knowledge of semiconductor technology and Micrel’s business environment, which he has gained through his long career with Micrel and in the semiconductor industry. Prior to co-founding Micrel, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and an M.S. in Business Administration from San Jose State University.

John E. Bourgoin joined Micrel’s Board of Directors in May 2010. Mr. Bourgoin brings more than 35 years of extensive executive management skill and semiconductor industry experience to the Board of Directors. He served as the Chief Executive Officer of MIPS Technologies, Inc. from February 1998 until his retirement on December 31, 2009 and as President since September 1996. Mr. Bourgoin served as Senior Vice President of Silicon Graphics, Inc., or SGI, from September 1996 to May 1998. From 1976 until joining SGI, Mr. Bourgoin was employed at Advanced Micro Devices, Inc., where he held various positions including Group Vice President, Computation Products Group. He served as a Director of MIPS Technologies Inc. from February 1998 until his retirement and as the Chairman of the Board from February 1998 until August 2003. Mr. Bourgoin served as a Director of Stream Processors Inc. from July 2006 until October 2009 and served as a Director at Electronic Design Automation Consortium from August 2006 until April 2010. He has been serving on the board of directors of Lattice Semiconductor Corporation since September 2011. Mr. Bourgoin serves as Chairman of the Compensation Committee, a member of the Nominating and Corporate Governance Committee and as the Lead Independent Director of our Board of Directors. Mr. Bourgoin holds a B.S.E.E. from the University of Illinois and an M.B.A. from Arizona State University.
Michael J. Callahan joined Micrel’s Board of Directors in May 2005. Mr. Callahan brings extensive semiconductor technology and market expertise and high tech company executive management experience to the Board of Directors. Mr. Callahan served on the board of directors of Teknovus, Inc. from 2004 to 2010 and has been serving on the board of directors of Quick Logic Corporation since July 1997. He served as Chairman of the Board of Directors, President and Chief Executive Officer of WaferScale Integration, Inc. from March 1990 to September 2000. He was also the President of Monolithic Memories, Inc. from 1978 to March 1990. During his tenure at Monolithic Memories, the company became a subsidiary of Advanced Micro Devices, Inc., where Mr. Callahan then served in the capacity of Senior Vice President of Programmable Products. Mr. Callahan serves as a member of the Compensation Committee and the Audit Committee of our Board of Directors. Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.
Daniel Heneghan was elected to Micrel’s Board of Directors in November 2008. Mr. Heneghan brings more than 25 years of experience in financial and executive positions in semiconductor and high tech industries to the Board of Directors. He served as Chief Financial Officer of Intersil Corporation from its inception in August 1999 until he retired in June 2005. From 1996 to August 1999, Mr. Heneghan was Vice President and Controller of the Semiconductor Business at Harris Corporation (“Harris”). From 1994 to 1996, Mr. Heneghan was Vice President and General Manager of the Digital Products Division at Harris. Mr. Heneghan also served at various times as Division Controller of the Semiconductor Business, Director of Planning and Director of Finance at Harris. He has been serving on the boards of directors of Freescale Semiconductor, Ltd. since July 2010, Pixelworks, Inc. since April of 2006, and NTELOS Holdings Corp. since February 2006, and also works as an advisor to the semiconductor industry. He serves as the Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee of our Board of Directors. Mr. Heneghan holds a B.S. in Accounting from Quincy University in Illinois and an M.B.A. from Western Illinois University.
Neil J. Miotto joined Micrel’s Board of Directors in February 2007. Mr. Miotto brings extensive financial risk assessment and financial reporting experience to the Board of Directors. He is a retired assurance partner of KPMG LLP where he was a partner for 27 years until his retirement in September 2006. While at KPMG, Mr. Miotto also served as an SEC reviewing partner. He is a member of the American Institute of Certified Public Accountants. Mr. Miotto serves as a member of the Audit Committee and the Compensation Committee of our Board of Directors. He has been serving on the board of directors of GigOptix, Inc. since December of 2008. He holds a B.B.A. from Baruch College of The City University of New York.
Frank W. Schneider joined Micrel’s Board of Directors in May 2007. Mr. Schneider brings more than 40 years of management skill and experience in the semiconductor, electronic component and systems industries to the Board of Directors. From October 2003 to January 2006, Mr. Schneider served as President and Chief Executive Officer of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems. In January 2006, ION Systems was acquired by MKS Instruments, Inc. where Mr. Schneider served as Vice President and General Manager until his retirement in March 2009. Prior to these roles, Mr. Schneider was the President and Chief Executive Officer of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc. Subsequent to the merger, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business unit. Mr. Schneider also served as a member of the advisory Board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics. He has been serving on the board of directors of GigOptix, Inc. since June 2010. Mr. Schneider serves as a member of the Audit Committee and the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee of our Board of Directors. He holds a B.S. in Electrical Engineering from West Virginia University and an M.B.A. from Northwestern University’s Kellogg School of Business.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.
A representative of KPMG is expected to be present at the meeting and will have an opportunity to make a statement if so desired. The representative is also expected to be available to respond to appropriate questions from stockholders.
Although shareholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our Bylaws or otherwise, our Board of Directors considers it appropriate for the shareholders to be given the opportunity to express their approval or disapproval of the appointment. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in our best interest and our shareholders best interest.
During the fiscal years ended December 31, 2012 and the subsequent period through March 21, 2013, we did not consult with KPMG, nor did anyone acting on our behalf, regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
A representative of KPMG is expected to be present at the meeting.
For more information about KPMG, see “Independent Registered Public Accounting Firm” elsewhere in this proxy statement.
PricewaterhouseCoopers LLP (“PwC”) audited our financial statements for the year ended December 31, 2012. As previously reported on a Current Report on Form 8-K (the “8-K”), filed with the SEC on March 26, 2013, our Audit Committee, on March 21, 2013, terminated the engagement of PwC and approved the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
PwC’s report on our consolidated financial statements as of and for the fiscal year ended December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2012 and the subsequent period through March 21, 2013, we did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.
We provided PwC with a copy of the 8-K prior to its filing with the SEC and requested that PwC furnish us with a letter addressed to the SEC stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. A copy of the letter from PwC, dated March 26, 2013, was attached as Exhibit 16.1 to the 8-K.
A representative of PwC is not expected to be present at the meeting.
Vote Required
Ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014 AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Executive compensation is an important matter for us and our shareholders. This proposal provides our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Exchange Act. We are providing our shareholders with this opportunity pursuant to Section 14A of the Exchange Act.
You have the opportunity to vote FOR or AGAINST or to abstain from voting on the following non-binding resolution relating to named executive officer executive compensation:
“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in our proxy statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and the narrative discussion of the proxy statement.”
In deciding how to vote on this proposal, you are encouraged to consider our executive compensation philosophy and objectives, the design principles and the elements of our executive compensation program described in the Compensation Discussion and Analysis section below.  Our executive compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Our compensation program is structured to compensate our executive officers in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders.
We encourage you to carefully read the Compensation Discussion and Analysis and other sections of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2013 compensation of the named executive officers.
The following highlights key aspects of executive compensation with respect to our named executive officers in fiscal year 2013:

•
Elements of our Compensation Program. We have designed our executive compensation program to be substantially performance-based. Our executives’ compensation consists primarily of base salary, short-term cash incentive awards, and long-term equity incentive awards.

•	Base Salary. Other than our Chief Executive Officer, who voluntarily reduced his base salary by 20% for most of 2013, our named executive officer base salary compensation increased by a modest 3%.

•
Short-Term Cash Incentive Awards. Our performance incentive program ties executive bonuses to corporate performance, measured by our non-GAAP earnings per share results. We believe that shareholders value higher profitability levels, so we designed our performance incentive plan to reward achievement of that goal. Our plan is designed to provide us with a variable cost structure which reduces compensation expenses when profit levels are low and pays more when profit levels are higher.

•
Long-Term Equity Incentives. Our equity awards have significant vesting periods designed to encourage our executives to focus on the long-term performance of our stock price. Our options generally vest annually over five years and our restricted stock units generally vest over four years.

•
Pay Practices. We do not use many pay practices that are commonly considered to be disadvantageous to shareholders. For example, we do not have guaranteed salary increases, bonuses or equity grants. We do not pay the tax liability (i.e., no gross-ups) associated with reimbursements or with severance or change-of-control benefits. We do not pay dividends on unvested equity awards. The Compensation Committee, which is made up of independent directors, reviews and approves all compensation awarded to our executive officers.

We believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and has demonstrated that it incentivizes desirable behavior from our executives.
The Board of Directors has adopted a policy of holding an annual advisory vote on executive compensation until the next shareholder advisory vote on the frequency of votes on executive compensation (which is required to be held at least every six years) or until the Board of Directors modifies the policy.

Vote Required
Approval of our executive compensation will require the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

********************************

OTHER MATTERS
Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting of Shareholders and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us with respect to beneficial ownership of our common stock by (i) each shareholder known to us to beneficially own more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) the Chief Executive Officer, the Chief Financial Officer and any other person who served as Chief Executive Officer or Chief Financial Officer during 2013, if applicable, and each of the three other most highly compensated officers (collectively, the “named executive officers” or “NEOs”) and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131.

	Shares Beneficially Owned (1)
Name	Number of Shares (2)	Percent of Class (%) (3)
Raymond D. Zinn (4)	12,615,958	22.0
DePrince, Race & Zollo, Inc. (5)	5,958,412	10.6
250 Park Ave., Suite 250 Winter Park, FL 32789
The London Company (6)	4,765,721	8.4
1801 Bayberry Court, Suite 301 Richmond, VA 23226
BlackRock, Inc. (7)	4,368,848	7.7
40 East 52nd Street New York, NY 10022
Heartland Advisors, Inc. (8)	3,995,610	7.1
789 North Water Street Milwaukee, WI 53202
The Vanguard Group, Inc. (9)	2,880,418	5.1
100 Vanguard Blvd. Malvern, PA 19355
Jung-Chen Lin (10)	232,367	*
Mansour Izadinia (11)	198,949	*
James G. Gandenberger (12)	178,305	*
Robert E. DeBarr	5,000	*
Clyde R. Wallin (13)	2,000	*
John E. Bourgoin (14)	38,750	*
Michael J. Callahan (15)	83,000	*
Daniel J. Heneghan (16)	70,000	*
Neil J. Miotto (17)	90,000	*
Frank W. Schneider (18)	133,000	*
All executive officers and directors as a group (14 persons) (19)	13,841,792	23.7

*Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2014 and shares of common stock underlying restricted stock units that vest within 60 days of March 31, 2014 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)
Except for information based on Schedules 13G and 13G/A, as indicated in the footnotes to this table, information is stated as of March 31, 2014. Information based on Schedules 13G and 13G/A is stated as of December 31, 2013, as reported in the schedules.

(3)	Based on 56,474,252 shares of common stock outstanding as of March 31, 2014.

(4)
Includes 930,788 shares subject to stock options exercisable within 60 days of March 31, 2014; 13,542 shares underlying restricted stock units that vest within 60 days of March 31, 2014; and 1,375,369 shares over which Mr. Zinn has shared voting and dispositive power with his wife.

(5)
Based upon information furnished on Schedule 13G/A filed with the SEC on February 13, 2014 by DePrince, Race & Zollo, Inc. (“DePrince”). DePrince reported beneficially owning 5,958,412 shares, of which it had sole voting power as to 4,615,168 shares and sole dispositive power as to all shares.

(6)
Based upon information furnished on Schedule 13G/A filed with the SEC on February 12, 2014 by The London Company. The London Company reported beneficially owning 4,765,721 shares, of which it had sole voting power and sole dispositive power as to 4,482,822 shares and shared dispositive power as to 282,899 shares. As reported on the Schedule 13G/A, all shares are owned by various investment advisory clients of The London Company; persons other than The London Company have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares; and no individual client holds more than 5% of the shares of the class.

(7)
Based upon information furnished on Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc. (“Blackrock”). Blackrock reported having sole voting power and sole dispositive power as to all shares. As reported on the Schedule 13G/A, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and no one person’s interest in the shares is more than 5% of the shares of common stock outstanding.

(8)
Based upon information furnished on Schedule 13G/A filed with the SEC on February 6, 2014 by Heartland Advisors, Inc. (“Heartland”) and its president and control person, William J. Nasgovitz. Heartland and Mr. Nasgovitz reported having shared voting power and dispositive power as to all shares. As reported on the Schedule 13G/A, (i) clients of Heartland have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of the shares; (ii) Heartland Value Plus Fund, a series of the Heartland Group, Inc., owns 3,850,000 shares; and (iii) to the best of Heartland’s knowledge, none of the other accounts owns more than 5% of the shares of outstanding stock. Mr. Nasgovitz disclaims beneficial ownership of the shares.

(9)
Based upon information furnished on Schedule 13G filed with the SEC on February 11, 2014 by The Vanguard Group, Inc. (“Vanguard”). Vanguard reported beneficially owning 2,880,418 shares, of which it had sole voting power as to 73,632 shares, sole dispositive power as to 2,809,786 shares and shared dispositive power as to 70,632 shares. Vanguard reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 70,632 shares and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 3,000 shares.

(10)	Includes 205,516 shares subject to stock options exercisable within 60 days of March 31, 2014 and 4,550 shares underlying restricted stock units that vest within 60 days of March 31, 2014.

(11)	Includes 180,000 shares subject to stock options exercisable within 60 days of March 31, 2014.

(12)	Includes 155,611 shares subject to stock options exercisable within 60 days of March 31, 2014.

(13)	Based on information provided by Mr. Wallin on March 12, 2014. Mr. Wallin’s employment with Micrel terminated on November 15, 2013.

(14)	Includes 33,750 shares subject to stock options exercisable within 60 days of March 31, 2014.

(15)	Includes 81,000 shares subject to stock options exercisable within 60 days of March 31, 2014.

(16)	Includes 50,000 shares subject to stock options exercisable within 60 days of March 31, 2014.

(17)	Includes 67,500 shares subject to stock options exercisable within 60 days of March 31, 2014.

(18)	Includes 80,000 shares subject to stock options exercisable within 60 days of March 31, 2014.

(19)	Includes 1,976,757 shares subject to stock options exercisable within 60 days of March 31, 2014 and 20,592 shares underlying restricted stock units that vest within 60 days of March 31, 2014.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
Information regarding each of our executive officers as of March 31, 2014 is set forth below.

Name	Age	Position
Raymond D. Zinn	76	President, Chief Executive Officer and Chairman of the Board of Directors
Robert DeBarr	57	Chief Financial Officer, Vice President of Finance and Human Resources
James G. Gandenberger	53	Vice President of Worldwide Operations & Foundry Business
Mansour Izadinia	51	Senior Vice President
Rami Kanama	45	Vice President of Timing and Communications
Jung-Chen Lin	60	Vice President of LAN Solutions
David Schwartz	57	Vice President of Worldwide Sales
Colin Sturt	44	Vice President, General Counsel and Corporate Secretary
The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Zinn whose information is included above under the caption “Proposal 1 Election of Directors,” are as follows:
Robert DeBarr has served as Chief Financial Officer and Vice President of Finance and Human Resources since October 2013. Prior to joining us, Mr. DeBarr served from September 2011 through June 2012 with Texas Instruments Incorporated as a financial executive with responsibility for integrating the acquisition of National Semiconductor Corporation which became effective in September 2011.  He served as the Treasurer of National Semiconductor from June 2005 to September 2011.  Prior to that, he served in a variety of positions for over twenty years at National Semiconductor including as Corporate Controller and Chief Accounting Officer.  Mr. DeBarr has also served as Chairman of the Board of PremierOne Credit Union since January 2013 and previously served as the Chairman of the Board for National 1st Credit Union from 1997 until its merger with the San Jose Credit Union at the end of December 2012 which resulted in the formation of the PremierOne Credit Union. He was actively involved in the integration of these credit unions during 2013.  Mr. DeBarr holds an M.B.A. in Finance from Golden Gate University and a B.S. in Accounting from San Jose State University.
James G. Gandenberger has served as Vice President of Worldwide Operations & Foundry Business since November 2007. From July 2002 to November 2007, he served as Vice President of Wafer Fab Operations. Mr. Gandenberger joined us in October 2000 as Managing Director of Wafer Fab Operations. Prior to joining us, Mr. Gandenberger was employed by National Semiconductor Corporation from 1997 to 2000 as the Managing Director of Santa Clara Wafer Fabs. From 1994 to 1997, he was employed by Asyst Technologies where he held the position of Vice President of Sales and Marketing. From 1984 to 1994, Mr. Gandenberger served in a variety of positions at LSI Logic, where his last position was Director of Operations of the VLSI CMOS Division. He holds a B.S. in Business Administration from Saint Mary’s College and an M.B.A. from Golden Gate University.
Mansour Izadinia has served as Senior Vice President responsible for High Performance Linear and Power Solutions since January 2011 and Timing and Communications since June 2012. Before joining Micrel, he was employed by Integrated Device Technology, Inc. (“IDT”) as Chief Technology Officer from October 2010 to January 2011 and as Senior Vice President of Analog and Power Division from July 2009 to October 2010. Prior to joining IDT, Mr. Izadinia served as Vice President of the System and Power Management business unit at Maxim Integrated Products, Inc. where he worked for over fifteen years until July 2009. Prior to Maxim, he held various engineering and management positions at National Semiconductor Corporation. Mr. Izadinia holds a B.S.E.E. from the University of California at Los Angeles and M.S.E.E. from Santa Clara University.
Rami Kanama has served as Vice President of Timing and Communications since June 2012 and as President of Micrel’s PhaseLink subsidiary since April 2012. From April 2012 to June 2012, he served as Vice President of Clock and Timing Products. Mr. Kanama joined us in January 2008 and served until April 2012 as Senior Director of Marketing for High Bandwidth Products. Prior to joining Micrel, Mr. Kanama was the Vice President of Marketing and Sales at Redfern Integrated Optics, Inc. Prior to Redfern, he held various management positions at Infineon Technologies and Tyco Electronics (previously AMP, Inc.). Mr. Kanama holds a B.S.E.E. degree from McMaster University.

Jung-Chen Lin has served as Vice President of LAN Solutions since April 2003. He joined us through the acquisition of Kendin Communications Inc. in May 2001 as Vice President of Design of Kendin Operations. Prior to the acquisition, he served as Vice President of Engineering at Kendin from 1996 to 2001. Prior to Kendin, Mr. Lin was employed by Pericom Semiconductor Corp as Design Manager of the Data Communication Group from April 1995 to April 1996. He worked for Hitachi Micro Systems, Inc. as Principle Engineer from August 1993 to April 1995. From 1990 to 1993, he was employed by Vitesse Semiconductor Corp., where he held a design manager position. From 1986 to 1990, he worked for Philips Components at various locations as Senior Member of Technical Staff in the Mixed Signal Circuit Design area. Mr. Lin holds a B.S.E.E. from National Taiwan University and a Ph.D. and an M.S.E.E. from the University of Cincinnati.
David Schwartz has served as Vice President of Worldwide Sales since June 2011. Before joining Micrel, he held the position of Vice President of Worldwide Sales at Advanced Analogic Technologies, Inc. from February 2009 to March 2011. Prior to that, he was employed as Vice President of Worldwide Sales and Marketing for Oxford Semiconductor from October 2006 to January 2009. Prior to Oxford, Mr. Schwartz served in various executive and management sales positions for Renesas Technology America, Mitsubishi Electronics America, and Motorola Semiconductor. Mr. Schwartz holds a Bachelor in Electrical Engineering from the Pratt Institute and an M.B.A. from Fairleigh Dickinson University.
Colin Sturt has served as Vice President, General Counsel and Corporate Secretary since November 2011. From March 2010 until November 2011, he served as our General Counsel and Corporate Secretary. Prior to joining Micrel, Mr. Sturt worked as a corporate attorney at Davis Polk and Wardwell LLP from October 2006 to February 2010. He previously worked at National Semiconductor Corporation in the areas of organization and operational improvement, project management and operations support management. He holds a J.D. from the Columbia University Law School. He also holds a B.A. and two masters degrees, in Organizational Behavior and International and Area Studies, from Brigham Young University.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the securities laws of the United States, our directors, executive officers and any persons holding more than ten percent of our common stock (“Reporting Persons”) are required to report, to the SEC and to the NASDAQ Stock Market, their initial ownership of our stock and other equity securities and any subsequent changes in that ownership, and to furnish us with copies of all these reports they file. As a matter of practice, an administrative staff member assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.
Based solely on our review of the copies of such reports received by us and written representations from certain Reporting Persons that no other such reports were required, we believe that during 2013, all Reporting Persons complied with all applicable filing requirements.

CORPORATE GOVERNANCE
Committees and Meetings of the Board of Directors
The Board of Directors met six times during 2013. Each member of the Board of Directors who served during 2013 attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served during the year.
We have standing Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.
Director Independence
The NASDAQ Stock Market rules require a majority of our Board of Directors to be independent of us and our management. Our Board of Directors has a responsibility to make an affirmative determination as to the independence of our members through the application of Rule 5605 of the Marketplace Rules of the NASDAQ Stock Market (definition of “independent director”). Our Board of Directors has affirmatively determined that all of our members and nominees are independent under these rules, except for Mr. Zinn, who is an employee of Micrel. As required under Marketplace Rules of the NASDAQ Stock Market, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure
Mr. Raymond Zinn currently serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. Our Board of Directors and our Nominating and Corporate Governance Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for us. Mr. Zinn has served in these capacities since 1978. Given Mr. Zinn’s experience as a co-founder and President, Chief Executive Officer and Chairman of the Board of Directors for over 30 years, the respect that he has earned from employees, business partners and shareholders, as well as other members of the semiconductor industry, and his proven leadership skills, the Board of Directors believes the best interests of our shareholders are met by Mr. Zinn’s continued service in both capacities. The Board of Directors believes Mr. Zinn’s fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for our employees and other stakeholders. Furthermore, the Board of Directors believes that the authority of the combined Chairman of the Board of Directors and Chief Executive Officer is appropriately counter-balanced by the fact that all of the other directors are independent and have selected a lead director to coordinate their activities and engage with the Chairman. Mr. Bourgoin has been selected by the independent directors as the lead independent director.
The role of the lead independent director is to chair meetings (including executive sessions) of independent directors; act as principal liaison between independent directors and the chairman/Chief Executive Officer; help develop Board agendas with the chairman; advise the Chairman on quality, quantity and timeliness of information supplied by management to the independent directors; coordinate activities of the independent directors; make recommendations to the Chairman concerning retention of consultants reporting to the Board; be available, when appropriate, for consultation and direct communication with shareholders; and perform other duties and responsibilities as the other independent directors may choose.
Risk Management
Our Board of Directors oversees our management, which is responsible for the day-to-day issues of risk management.  Such oversight is facilitated in large part by the Audit Committee, which receives reports from management, the internal audit team and our independent registered public accounting firm regarding audit procedures, accounting and financial controls, disclosure controls, financial risk assessment and risk management. The Audit Committee discusses our major risk exposures and the steps that have been taken to monitor and control such exposures with management.  Furthermore, the Board of Directors and the Nominating and Corporate Governance Committee monitor our governance and director and Chief Executive Officer succession risk and the Compensation Committee monitors our compensation policies and related risks. In addition, members of our management may also report directly to our Board of Directors on significant risk management issues.
Board Committees
Information on each of the Board of Directors’ standing committees is presented below.

Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, directing and monitoring our internal audit function, reviewing and monitoring the annual audit of our financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable NASDAQ rules. The members of the Audit Committee presently are Messrs. Heneghan (Chairman), Miotto, Callahan and Schneider, each an independent director as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and in accordance with the listing standards of the NASDAQ Stock Market. Messrs. Miotto and Heneghan qualify as audit committee financial experts within the definition adopted by the SEC in Item 407(d)(5)(ii) of Regulation S-K. In 2013, the Audit Committee met in person five times, with each member of the Audit Committee attending at least 75% of those meetings.
Management is responsible for our internal controls and our financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. Our independent registered public accounting firm is also responsible for performing an audit of our internal control over financial reporting and expressing opinions on the operating effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In accordance with our Internal Audit Charter, the Audit Committee is responsible for overseeing our Internal Audit function. Our Senior Manager of Internal Audit regularly attends meetings of the Audit Committee and reports directly to our Audit Committee. The Audit Committee receives a report each quarter from the Senior Manager of Internal Audit on our activities regarding internal control procedures and Sarbanes-Oxley Section 404 compliance. The Senior Manager of Internal Audit reports on progress of our Internal Control Program, including internal testing and policy documentation activities. The Senior Manager of Internal Audit also presents a summary of internal control testing results, discusses any control issues discovered, and outlines the remedial actions taken for such issues. The Senior Manager of Internal Audit also indicates to the Audit Committee whether there are any findings of significant deficiencies or material weaknesses in our financial controls.
A copy of the Audit Committee Charter is available at www.micrel.com. A copy of our Internal Audit Charter, as approved by the Audit Committee, is available at www.micrel.com.
Compensation Committee. The Compensation Committee approves all forms of compensation to executive officers and directors, reviews salary increases, bonus and stock compensation programs for other employees, administers our incentive award plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee has delegated to Mr. Zinn the authority to approve grants of stock options to purchase no more than 100,000 shares and grants of no more than 33,000 restricted stock units, in each case to employees who are not executive officers. The Compensation Committee currently consists of Messrs. Bourgoin (Chairman), Callahan, Miotto and Schneider, each an independent director as defined in the listing standards of the NASDAQ Stock Market. The Compensation Committee met four times in 2013. A copy of the Compensation Committee Charter is available at www.micrel.com.
The Compensation Committee meets at least twice during the year. Our Human Resources department provides to the Compensation Committee proposed base salary compensation, incentive award and bonus compensation for each Named Executive Officer and all other executive officers for review and analysis in the context of all the components of total compensation. Compensation Committee members ask for additional information, raise questions and have discussions. The compensation structure for the Chief Executive Officer is decided upon and approved by the Compensation Committee members in private sessions and discussions. Compensation decisions regarding the other executive officers are made at the scheduled Compensation Committee meeting or by unanimous written consent. The Compensation Committee has authority to retain and fund compensation consultants, independent legal counsel and other compensation advisers and is generally responsible for considering the independence of such advisers prior to selecting them.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding director nominees, monitors the size and composition of the Board of Directors, assists the Board of Directors with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe. The Nominating and Corporate Governance Committee currently consists of Messrs. Schneider (Chairman), Heneghan and Bourgoin, each an independent director as defined in the listing standards of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee met three times in 2013.

The primary objectives of the Nominating and Corporate Governance Committee are to assist the Board of Directors by: (i) considering and/or recruiting individuals qualified to become Board members and recommending that the Board of Directors select a group of director nominees for the next annual meeting of our shareholders; (ii) recommending members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors who are qualified and experienced “independent” directors; (iii) assisting management and the Board of Directors in developing and recommending to the Board of Directors corporate governance policies and procedures applicable to us; and (iv) monitoring compliance with appropriate corporate governance practices as they relate to the duties of both management and the Board of Directors. All powers of the Nominating and Corporate Governance Committee are subject to the restrictions designated in our Bylaws and by applicable law.
A copy of the Nominating and Corporate Governance Committee Charter is available at www.micrel.com.
Nomination Process
The Nominating and Corporate Governance Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or the Nominating and Corporate Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee consistent with the Nominating and Corporate Governance Committee’s criteria for Board of Directors service. Current members of the Board of Directors and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals. The Nominating and Corporate Governance Committee will not recommend a candidate unless that candidate has indicated a willingness to serve as a director and has agreed to comply, if elected, with the expectations and requirements of service on the Board of Directors.
The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such recommendations should be forwarded to the Nominating and Corporate Governance Committee in writing at our executive offices as set forth in this Proxy Statement.
The Nominating and Corporate Governance Committee will consider shareholder nominations for the election of directors at our 2014 Annual Meeting of Shareholders if the nominations are timely, as described in this Proxy Statement under the caption “Shareholder Proposals for the 2014 Annual Meeting,” and the nominations otherwise comply with our Bylaws and applicable law. Such recommendations should include the following information:

•	name, biographical information and qualifications of the candidate, and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected;

•	such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Audit Committee; and

•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NASDAQ Stock Market.
We will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors. Any recommendations received from shareholders will be evaluated in the same manner as potential nominees suggested by Board members, management or other parties.
The Nominating and Corporate Governance Committee evaluates director candidates based upon a number of criteria, including:

•	a high level of personal and professional integrity;

•	commitment to promoting the long term interests of our security holders and independence from any particular constituency;

•	professional and personal reputations that are consistent with our values;

•
broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on the semiconductor industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•	adequate time to devote attention to our affairs;

•	such other attributes, including independence, relevant in constituting a Board of Directors or committee that also satisfies the requirements imposed by the SEC and the NASDAQ Stock Market; and

•	Board of Directors balance in light of our current and anticipated needs and the attributes of our other directors and executives.
Although we do not have a formal diversity policy, the Nominating and Corporate Governance Committee evaluates the mix of characteristics, skills and experience of the directors, including diversity of personal background, perspective and experience, and assesses nominees and potential candidates in the context of the current composition of the Board of Directors and our requirements.
Security Holder Communication with Board Members
Any holder of our securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to our General Counsel or Secretary at our executive offices as identified in this Proxy Statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.
Our General Counsel or Secretary will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. Our General Counsel or Secretary may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from us or any of our operating units. Our policies regarding the handling of security holder communications were approved by the Board of Directors, including a majority of our independent directors.
Annual Meeting Attendance
The policy of the Board of Directors is that all directors attend each Annual Meeting of Shareholders, absent circumstances that prevent attendance. All six directors at the time of the 2013 Annual Meeting of Shareholders attended that meeting.
Code of Ethics
We have a Code of Ethics for Senior Officers that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics for Senior Officers can be viewed at www.micrel.com. In the event that we amend or waive any of the provisions of our code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we intend to disclose such information on our website.
Hedging Prohibition
We have policy that prohibits our directors, officers and employees from engaging in hedging transactions involving Micrel securities. None of our directors, executives or employees may make a short sale or establish a short position in Micrel stock, or trade in derivative securities or enter hedging transactions in relation to Micrel stock or Micrel issued equity awards or rights.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis of compensation arrangements of our named executive officers, or NEOs, should be read together with the compensation tables and related disclosures set forth below. Our NEOs for 2013 were as follows: Raymond D. Zinn, President, Chief Executive Officer and Chairman of the Board; Robert E. DeBarr, current Chief Financial Officer and Vice President of Finance and Human Resources; Mansour Izadinia, Senior Vice President; James G. Gandenberger, Vice President of Worldwide Operations and Foundry Business; Jung-Chen Lin, Vice President of LAN Solutions; and Clyde Raymond Wallin, former Chief Financial Officer and Vice President of Finance and Human Resources.
Mr. Wallin resigned as our Chief Financial Officer and Vice President of Finance and Human Resources effective as of October 2, 2013, when Mr. DeBarr was hired. Mr. Wallin terminated his employment with us on November 15, 2013.
Compensation Objectives
The Compensation Committee believes that compensation paid to our NEOs should: align with our performance over the short-term and long-term; be linked to specific, measurable results intended to create value for shareholders; recognize and reward individual contributions to our performance; and enable us to attract and retain key executives critical to our long-term success.
The Compensation Committee has the following objectives in establishing compensation for NEOs:

•	Attract and retain executives of superior ability and managerial talent to drive our success;

•	Align executive compensation with our corporate strategies, business objectives and the long-term interests of our shareholders;

•	Motivate our leaders to deliver strong business results and achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals;

•	Balance rewards for executives between short-term results and the long-term strategic decisions needed to ensure sustained success for us and our shareholders over time;

•
Enhance executives’ incentive to increase our stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total executive compensation in the form of our stock options and restricted stock units;

•	Allow executives to share in our financial success; and

•	Reflect a total rewards perspective by balancing fixed and variable pay and cash and equity awards.
Our compensation program will change from time to time, as necessary to support corporate objectives.  The specific principles, components and decisions used in 2013 to set executive compensation are discussed below.
Shareholder Advisory Vote on Executive Compensation
At our 2013 Annual General Meeting of Shareholders our shareholders voted in non-binding advisory vote to approve the compensation of our NEOs. The Compensation Committee reviewed the result of the shareholders’ advisory vote on executive compensation. In light of the approval by a substantial majority of our shareholders of the compensation programs described in our 2013 Proxy Statement (representing over 96.3% of the shares represented in person or by proxy at the meeting and entitled to vote), the Compensation Committee did not implement changes to our executive compensation programs as a result of the shareholders’ advisory vote. The compensation for each of the Company’s NEOs for fiscal year 2013 continues to reflect our compensation objectives detailed above.
Components of Executive Compensation
Our compensation program for NEOs is comprised of the following components:

•	Base salary;

•	Annual cash incentive bonus opportunity;

•	Discretionary stock option and/or restricted stock unit grants; and

•	401(k) plan and medical, life and disability insurance and other benefits available to our employees generally.

Consistent with our performance-based compensation philosophy, our executive compensation includes at-risk awards in the form of both cash bonuses and equity awards.  In determining total potential compensation and the mix between cash and equity compensation, the Compensation Committee considers each compensation component separately. It also considers both short-term incentives and long-term incentives to align the interests of the NEOs with the interests of our shareholders.
To tie compensation directly to performance, there is no minimum award of compensation required by the annual bonus program or our equity incentive program.
Determination of Compensation Awards
The Compensation Committee has primary authority to design and approve compensation for our NEOs.  The Compensation Committee has authority to engage independent consultants to advise the Compensation Committee and assist with the execution of its duties and responsibilities.  The Compensation Committee is comprised entirely of independent directors.  The Compensation Committee operates under a written charter adopted by our Board of Directors which can be found on our website at www.micrel.com.  In assessing the compensation of the NEOs, the Compensation Committee considers the performance of the Company, the executive’s contribution to that performance, comparisons to other executive officers holding similar positions and responsibilities at other companies, management recommendations and other factors (including tenure and experience, retention concerns and historical compensation).
The Compensation Committee refers to several reference points when making executive compensation decisions, including compensation survey data available from Radford Advisory Services (“Radford”), publicly available compensation data of a cross section of semiconductor companies (“Peer Group”), individual performance reviews, internal compensation equity, the individual circumstances and role of the executive, and the recommendations of the Chief Executive Officer and the Chief Financial Officer and Vice President of Finance and Human Resources.
We participate in an industry compensation survey and subscribe to a service provided by Radford. Information provided in Radford’s Benchmark and Executive Surveys (the “Benchmark Surveys”) is used as a reference point for information when making salary and equity award compensation decisions. The Benchmark Surveys are based on Radford’s database of compensation information for semiconductor companies in the San Francisco Bay Area. While the Compensation Committee reviewed the statistical compensation data and elements derived from the Benchmark Surveys, specific surveys did not include, nor was the Compensation Committee aware of, the identity of the specific companies. The Benchmark Surveys capture base salary, incentive and equity data for full-time, US-based employees, including executives, categorized by job classification.
The Peer Group data provides information to the Compensation Committee with respect to practices and the amounts and nature of compensation paid to named executive officers at companies with which we compete for executive talent. It provides background information for the Compensation Committee’s analysis of the structure of our various compensation programs and the levels of salary, bonus and other awards payable to our NEOs.
In 2013, our “Peer Group” of companies consisted of the following semiconductor companies:  Advanced Analogic Technologies, Incorporated; Applied Micro Circuits Corporation; Exar Corporation; Intersil Corporation; Linear Technology Corporation; Maxim Integrated Products, Incorporated; Microsemi Corporation; Monolithic Power Systems, Incorporated; Power Integrations, Incorporated; Semtech Corporation; and Supertex, Incorporated. The Peer Group companies were selected as a representative cross section of companies in our industry sector and the geographies in which we operate, and with which we compete for key technical and managerial employees. The 2013 Peer Group was the same as our peer group for 2012.
The Compensation Committee also reviews management recommendations and performance evaluations in setting NEO compensation.  Each of our NEOs participates in an annual performance review of the Chief Executive Officer and the Chief Executive Officer conducts an annual performance review of each of the other executives.

Base Salary
Base salaries are determined at the time executives are hired or promoted to their positions, at which point the Compensation Committee references their previous salary levels, Radford survey data for similarly situated executives and the Chief Executive Officer’s recommendation. The Compensation Committee reviews NEO salaries in conjunction with the Company’s annual performance review cycle and typically approves increases in line with average target salary increases for the Company’s exempt employees generally who achieve threshold performance ratings. These salary increases go into effect on the NEO’s next hire date anniversary following approval of the increase. The Compensation Committee may also make adjustments to NEO salaries based on individual performance, changes to duties and functions, Peer Group information, Radford salary increase survey data, the Company’s financial performance, recommendations of the Chief Executive Officer, internal pay equity and retention concerns during the annual review cycle or at any other time. Salary changes approved at any time other than during the annual review cycle typically take effect immediately after approval. The 2013 annual salary increase approved for each NEO was 3.0%, which was consistent with target average annual salary increases for our exempt employees who achieved threshold performance ratings. The Compensation Committee approved the 3.0% salary increase substantially in line with Radford annual salary increase survey data. The NEOs did not receive any other salary increases in 2013. From February through December 2013, Mr. Zinn elected to voluntarily reduce his salary rate by 20% in order to contribute to the Company’s cost reduction efforts.
Performance-Based Compensation
NEOs are eligible to receive annual cash bonus compensation based on their share of an officer bonus pool which is determined by the Company’s achievement of specified corporate performance measures pursuant to an annual incentive program established by the Compensation Committee. However, the Compensation Committee may exercise discretion to adjust individual payouts significantly based on individual and business performance and recommendations of the Chief Executive Officer.
For 2013, the officer bonus pool was comprised of 15.5 shares. The Compensation Committee assigned four shares of the pool to the Chief Executive Officer, two shares to the Senior Vice President and one share to each of the other NEOs. The remaining shares were allocated to officers who were not NEOs. It made this allocation based on of each NEO’s ability to influence results commensurate with their responsibilities and with general reference to Peer Group and Radford comparative bonus information.
In line with previous years, the Compensation Committee established a model in November 2012 representing the total aggregate potential bonus pool available for all officers based on the Company’s achievement of non-GAAP earnings per share across a range of possible values for 2013. Non-GAAP earnings per share excludes the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, other unusual operating income and expense items, unusual tax expenses, restructuring charges and related tax effects. The Compensation Committee selected non-GAAP earnings per share as the program metric because it deems non-GAAP earnings per share to be an objective and clear measure of the Company’s financial performance.
The following chart sets forth the total potential officer bonus pool size (in thousands of dollars) approved by the Compensation Committee for a range of non-GAAP earnings per share values in 2013.
The officer bonus pool begins with non-GAAP earnings per share of $0.01 and increases in a linear fashion with increasing non-GAAP earnings per share levels.  The non-GAAP earnings per share achieved by the Company for the previous three years

- 2010, 2011 and 2012 - was $0.85, $0.60 and $0.38, respectively.  The bonus pool may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, restructuring, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under the program are contingent upon continued employment at the time of payment, though pro rata bonus payments may be paid in the event of death or disability based on actual performance relative to the performance measures. The Compensation Committee has approved a similar cash incentive bonus program for 2014; however, the slope of the bonus pool curve begins at a higher threshold requirement.
Based on the Company’s achievement of non-GAAP earnings per share of $0.38 for 2013, the Compensation Committee approved a total officer bonus pool of $645,000. The 2013 bonuses for each NEO were based on their share of the bonus pool and then adjusted by the Compensation Committee on an individual basis to reflect each NEO’s relative performance based on recommendations from our Chief Executive Officer. In 2013, Mr. Zinn voluntarily committed to not receiving a cash bonus under the plan unless the Company achieved non-GAAP earnings per share of at least $0.53. Because the Company did not meet this threshold, Mr. Zinn did not receive a cash bonus for 2013. Cash incentive payments for each of the other NEOs were as follows: Mr. Izadinia received $121,208; Mr. Gandenberger received $77,919; and Mr. Lin received $51,945. Mr. DeBarr started his employment with the Company in October 2013 and Mr. Wallin resigned in November 2013, so neither of them was eligible for a bonus under the program.
Discretionary Long-Term Equity Incentive Awards
Long-term equity incentives are a significant element of total NEO compensation. Our NEOs are eligible to receive awards of stock options and/or restricted stock units under our 2012 Equity Incentive Award Plan (the “2012 Plan”).  Our 2012 Plan, which is administered by the Compensation Committee, also allows for performance-based awards and other equity-related incentives as stock appreciation rights, dividend equivalents, stock payments and deferred stock.
Grants of options to purchase shares of our common stock represent high-risk and potential high-return long-term incentives, as vesting typically occurs over four to five years and the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant.  NEOs can elect to receive restricted stock units instead of stock options at a ratio of three option shares for one restricted stock unit. Restricted stock units pose lower-risk and lower potential returns for our executives but can increase retention value of equity awards while still aligning NEO interests with the interests of our shareholders.
Stock option or restricted stock unit grants to NEOs are typically approved by the Compensation Committee once a year.  The Compensation Committee, in its sole discretion, may also approve additional grants from time to time, to reflect, for example, a significant change in job responsibility, recognition of significant achievements, special incentive, internal equity or retention concerns. These additional grants may take the form of stock options or restricted stock units which vest over time, or vest based on the achievement of specific performance criteria.  For the annual grant process, the Vice President of Finance and Human Resources provides the Compensation Committee with Benchmark Survey data regarding the median level of equity awards for similarly situated executives.  Based on such data, and the Compensation Committee’s assessment of the annual performance of the Company and individual NEOs, internal pay equity considerations and recommendations by the Chief Executive Officer, the Compensation Committee determines the amount of any equity award to NEOs.
Stock option and restricted stock unit awards approved by the Compensation Committee are awarded with a grant date that is the date of the Compensation Committee meeting on which the equity awards are approved or the date of the last approval if the award is granted by the Compensation Committee pursuant to a unanimous written consent. The exercise price of any options awarded is set at the “fair market value” of the common stock underlying the option on the grant date.  The fair market value of our common stock as of a given date will be equal to the closing price of a share of our common stock on the NASDAQ Global Select Market on such given date, or if shares were not traded on such given date, then on the next preceding date on which a trade occurred.  Because the exercise price of these options is equal to the fair market value of our common stock on the date of grant, these stock options will deliver a reward only if the stock price appreciates from the price on the date the stock options were granted.  This design is intended to focus the NEOs on the long-term enhancement of shareholder value.
Stock options granted to NEOs generally have a five-year vesting schedule, with vesting occurring in equal installments on each anniversary of the grant date in order to provide an incentive for continued employment.  Stock options generally expire ten years from the date of the grant.  Restricted stock units granted to NEOs under our 2012 Plan generally have either a four-year vesting schedule, with vesting occurring in equal installments on each anniversary of the grant date or a five-year vesting schedule, with vesting occurring in equal installments on each of the third, fourth and fifth anniversary of the grant date.
As part of the 2013 annual award process to ensure our executives’ interests are aligned with shareholders on an ongoing basis, the Compensation Committee approved annual awards of 47,000 restricted stock units and an option to purchase 141,000 shares for Mr. Zinn, 24,666 restricted stock units for Mr. Gandenberger and 10,000 restricted stock units for Mr. Lin. The amounts of the awards were determined by the Compensation Committee following its review of Radford survey data for annual equity awards for participating companies in northern California. The annual grants for Mr. Zinn, Gandenberger and Mr. Lin were each at approximately the 50th percentile of the Radford survey data based on the number of shares underlying options the participants in the Radford surveys had granted to similarly situated executives. The Compensation Committee took into account the preferences of Mr. Zinn, Mr. Gandenberger and Mr. Lin in allocating their awards between options and restricted stock units based on a three-for-one option share for restricted stock unit ratio to improve the retention value of the awards and provide more competitive compensation packages in light of general corporate trends to increased use of restricted stock and restricted stock unit awards.
The Compensation Committee did not make equity awards under the annual award program to Messrs. Wallin or Mr. Izadinia because of their relatively recent new hire equity awards. However, the Compensation Committee approved a special equity award of 5,000 restricted stock units to Mr. Izadinia based on performance and retention. The Committee awarded 50,000 restricted stock units and an option to purchase 100,000 shares to Mr. DeBarr as part of his initial employment compensation package. The Compensation Committee referenced Radford survey data for similarly situated executives and the Chief Executive Officer’s recommendation in making these awards.
In 2012, the Compensation Committee approved a special performance-based vesting stock option to purchase up to 125,000 shares of common stock for Mr. Izadinia as a special incentive to increase revenue growth of our High Performance Linear and Power Solutions (“LPS”) product group. Twenty-five percent of Mr. Izadinia’s performance-based option will vest for each year from 2013 through 2016 that LPS product group revenue growth equals or exceeds the average annual revenue growth of a group of analog companies made up of Texas Instruments Incorporated, Linear Technology Corporation, Maxim Integrated Products, Inc., Semtech Corporation, Intersil Corporation, Analog Devices, Inc., ON Semiconductor Corporation and Monolithic Power Systems, Inc. (collectively, the “Analog Comparison Companies”). For each year from 2013 through 2016 that LPS revenue growth fails to equal or exceed that of the Analog Comparison Companies, 25% of the option award will be forfeited and not vest or roll over to another year. For 2013, the performance criteria were not achieved, so options to purchase 31,250 shares did not vest the shares and were forfeited.
Other Elements of Compensation and Perquisites
Medical Insurance.  We provide to each NEO, the NEOs spouse and dependents such health, dental and vision insurance as we may from time to time make available to our other executive officers and all full-time, regular employees.
Life and Disability Insurance.  We provide to each NEO such disability and/or life insurance as we, in our sole discretion, make available generally to our other employees.
Automobile Allowance.  We provided the Chief Executive Officer with an allowance of approximately $28,037 for automobile-related expenses in 2013.
Change in Control and Severance Benefits. We evaluate the level of change in control and severance benefits, if any, to be provided to a NEO on a case-by-case basis. The details of arrangements currently provided for NEOs are discussed in detail under the heading “Change in Control and Severance Arrangements” below.
Other Compensation Policies
Stock Ownership and Holding Guidelines. To further our objective of aligning the interests of management with shareholders, in 2013, the Compensation Committee adopted stock ownership guidelines for our executive officers. Under the guidelines, our Chief Executive Officer should acquire and maintain a level of ownership of Micrel stock that has a value approximately equal to three times his annual salary and each of our other executive officers should acquire and maintain a level of ownership of Company stock that has a value approximately equal to their annual salary. The ownership level is to be achieved within five years of the effective date of the guidelines (for officers serving as of the adoption of the guidelines) or the date the person first becomes an executive officer for newly hired or promoted executive officers. Our Chief Executive Officer’s Company stock ownership significantly exceeds his target level. Our NEOs are encouraged to retain net shares obtained through vesting of restricted stock units or exercise of stock options until they reach their ownership targets.

Policy Regarding Deductibility of Compensation
We have considered the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for each of its NEOs (other than the Chief Financial Officer), unless compensation is performance based. Where reasonably practicable, we may seek to qualify the variable compensation paid to our NEOs for an exemption from the deductibility limitations of Section 162(m). As such, in approving the amount and form of compensation for our NEOs, the Compensation Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
********************************
The Compensation Committee has reviewed all components of each NEO’s compensation, including base salary, performance-based cash compensation, and long-term equity incentive compensation and utilized the Benchmark Surveys and Peer Group data to perform competitive peer compensation analysis.  Based on this review, the Compensation Committee determined that the NEOs and all other executive officers’ compensation is consistent with our Peer Group and is consistent with our financial performance and the individual performances of each NEO and executive officer.  The Compensation Committee believes that the NEOs’ and all other executive officers’ total compensation in the aggregate is reasonable, competitive, and not excessive.  The Compensation Committee specifically considered that we did not maintain any employment contracts or non-qualified deferred compensation plans with its executive officers, and, except as stated otherwise herein for the Chief Executive Officer, does not provide perquisites to such individuals.

COMPENSATION COMMITTEE REPORT
The Compensation Committee Report is not “soliciting material” and shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed “filed” under these acts.

The undersigned members of the Compensation Committee have thoroughly reviewed the foregoing Compensation Discussion and Analysis (“CD&A”) and have discussed it with management. Following its review of the CD&A and discussion with management, the Compensation Committee recommended to management that the CD&A be included in our Proxy Statement.

COMPENSATION COMMITTEE

John E. Bourgoin, Chairman
Michael J. Callahan
Neil J. Miotto
Frank W. Schneider

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Other Compensation Policies and Practices
Our compensation programs are designed to provide competitive overall compensation packages to our executives and other employees, and include a mix of compensation elements based on achievement of both long-term and short-term objectives. The Company and the Compensation Committee have reviewed our compensation policies and practices and concluded that they are designed and administered with an appropriate balance of risk and reward in relation to our overall business strategy and are not reasonably likely to have a material adverse effect on us.

EXECUTIVE COMPENSATION
Summary Compensation Table for 2013
The following table sets forth the total annual compensation earned for the years ended December 31, 2013, 2012 and 2011 by each of our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Raymond D. Zinn	2013	306,385	474,700	413,243	—	30,175	1,224,503
President, Chief Executive Officer	2012	389,729	522,712	473,070	—	29,723	1,415,234
and Chairman of the Board	2011	344,790	—	1,290,341	250,800	29,196	1,915,127

Robert E. DeBarr	2013	62,308	430,000	270,000	—	—	762,308
Vice President of Finance and Human
Resources and Chief Financial Officer

Mansour Izadinia	2013	356,686	46,900	—	121,208	2,138	526,932
Senior Vice President	2012	351,500	—	326,379	—	2,139	680,018
	2011	329,808	1,498,050	820,950	125,000	2,347	2,776,155

James G. Gandenberger	2013	280,196	249,127	—	77,919	2,138	609,380
Vice President of Worldwide	2011	269,855	337,920	271,080	62,700	2,347	943,902
Operations and Foundry Business

Jung-Chen Lin	2013	260,039	101,000	—	51,946	2,138	415,123
Vice President of LAN Solutions	2012	252,752	141,150	—	—	2,139	396,041

Clyde Raymond Wallin	2013	225,931	—	—	—	—	225,931
Former Vice President of Finance and Human	2012	239,733	—	—	—	2,139	241,872
Resources and Chief Financial Officer	2011	241,674	337,920	406,620	62,600	2,347	1,051,161

(1)
Amounts shown do not reflect compensation actually received by the NEO. Instead, the dollar value of these awards is the aggregate grant date fair value of restricted stock unit or option awards calculated in accordance with FASB ASC Topic 718 and disregards estimates of forfeitures. For a discussion of the assumptions made in the valuation, please see Note 9 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date an option award is exercised. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(2)
Represents automobile-related allowances for Mr. Zinn of $28,037 for 2013, $27,585 for 2012, and $26,850 for 2011; and contributions by the Company to the Company’s defined contribution plan for each NEO.

(3)	Mr. Wallin, our former Chief Financial Officer and Vice President of Finance and Human Resources, terminated his employment with us on November 15, 2013.

Grants of Plan-Based Awards during 2013
The following table provides certain information with respect to the grant of plan-based awards to each of the NEOs during the fiscal year ended December 31, 2013.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Securities Underlying Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)($)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
Raymond D.	—	—	400,000	—	—	—	—	—
Zinn	3/25/13	—	—	—	—	141,000	10.52	413,243
	3/25/13	—	—	—	47,000	—	—	474,700

Robert E.	—	—	100,000	—	—	—	—	—
DeBarr	10/2/13	—	—	—	—	100,000	9.10	270,000
	10/2/13	—	—	—	50,000	—	—	430,000

Mansour	—	—	200,000	—	—	—	—	—
Izadinia	8/22/13	—	—	—	5,000	—	—	46,900

James G.	—	—	100,000	—	—	—	—	—
Gandenberger	3/25/13	—	—	—	24,666	—	—	249,127

Jung-Chen	—	—	100,000	—	—	—	—	—
Lin	3/25/13	—	—	—	10,000	—	—	101,000

Clyde Raymond	—	—	100,000	—	—	—	—	—
Wallin

(1)
The incentive bonus plan payout structure varied across a range of possible non-GAAP earnings per share results, beginning at $0.01 per share. The values provided in column (d) represent the approximate payouts that would have been paid out based on 2013 performance of $0.50 non-GAAP earnings per share. There was no guaranteed minimum bonus. There was no maximum limit to the potential bonuses payable under the plan.

(2)
Each restricted stock unit award vests with respect to 25% of the shares subject to the award on each of the first four anniversaries of the date of grant, subject to the NEO’s continued services to the Company through each vesting date.

(3)
Each option vests with respect to 20% of the shares subject to the option on each of the first five anniversaries of the date of grant, subject to the NEO’s continued service to the Company through each vesting date.

(4)
Represents the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718 and disregards estimates of forfeitures. For a discussion of the assumptions made in the valuation, please see Note 9 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised.

Outstanding Equity Awards at 2013 Year-End
The following table shows grants of stock options and restricted stock units outstanding on December 31, 2013, the last day of our fiscal year, to each of our NEOs.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units That Have Not Vested ($) (3)
(a)		(b)	(c)		(e)	(f)	(g)		(h)
Raymond D.	03/11/04	125,000	—		16.39	03/11/14	—		—
Zinn	03/09/05	69,688	—		10.76	03/09/15	—		—
	03/02/06	80,000	—		16.21	03/02/16	—		—
	02/23/07	112,500	—		13.25	02/23/17	—		—
	02/21/08	76,000	—		7.41	02/21/18	—		—
	05/21/09	160,000	40,000		7.85	05/21/19	—		—
	02/25/10	120,000	80,000		10.31	02/25/20	—		—
	02/16/11	95,200	142,800		14.31	02/16/21	—		—
	05/24/12	32,500	130,000		9.93	05/24/22	—		—
	05/28/12	—	—		—	—	40,626		400,979
	03/25/13	—	141,000		10.52	3/25/2023	—		—
	03/25/13	—	—		—	—	47,000		463,890

Robert E.	10/02/13	100,000	—		9.10	10/02/23	—		—
DeBarr	10/02/13	—	—		—	—	50,000		493,500

Mansour	01/24/11	120,000	180,000		13.18	01/24/21	32,500		320,775
Izadinia	09/13/12	—	93,750	(4)	10.87	09/13/22
	08/22/13	—	—		—	—	5,000		49,350

James G.	03/02/06	20,000	—		14.74	03/02/16	—		—
Gandenberger	02/03/07	4,600	—		12.05	02/03/17	—		—
	11/29/07	19,800	—		8.65	11/29/07	—		—
	02/21/08	20,800	—		6.74	02/21/08	—		—
	05/21/09	20,411	10,000		7.14	05/21/19	—		—
	02/25/10	20,000	20,000		9.37	02/25/20	—		—
	02/16/11	20,000	30,000		14.31	02/16/21	—		—
	12/06/11	—	—		—	—	16,500		162,855
	03/25/13	—	—		—	—	24,666		243,453

Jung-Chen	03/09/05	25,000	—		9.78	03/09/15	—		—
Lin	02/21/08	25,000	—		6.74	02/21/18	—		—
	05/21/09	20,000	5,000		7.14	05/21/19	—		—
	10/30/09	84,916	—	(5)	7.47	10/30/2014	—		—
	02/25/10	18,000	12,000		9.37	2/25/2020	—		—
	02/16/11	14,400	21,600		14.31	2/16/2021	—		—
	05/24/12	—	—		—	—	10,000	(6)	98,700
	05/28/12	—	—		—	—	3,750		37,123
	03/25/13	—	—		—	—	10,000		98,700

Clyde	01/12/09	55,799	—	(7)	6.85	1/12/2019	—		—
Raymond	02/25/10	15,000	—	(7)	9.37	2/25/2020	—		—
Wallin	02/16/11	30,000	—	(7)	14.31	2/16/2021	—		—

(1)
Unless otherwise noted, these options vest over five years in equal installments on each anniversary date of the grant, subject to the NEO’s continued services to the Company through each vesting date.

(2)
Unless otherwise noted, these restricted stock units vest over four years in equal installments on each anniversary date of the grant, subject to the NEO’s continued services to the Company through each vesting date.

(3)
Market value is computed by multiplying the closing price ($9.87 per share) of Micrel’s common stock on the last trading day of the fiscal year (December 31, 2013) by the number of shares reported in the adjacent column.

(4)
Twenty-five percent of this option award will vest for each year from 2013 through 2016 that our LPS product group revenue growth equals or exceeds the average annual revenue growth of the Analog Comparison Companies. For each year from 2013 through 2016 that LPS revenue growth fails to equal or exceed that of the group of Analog Comparison Companies, 25% of the option award will be forfeited and not vest or roll over to another year.

(5)	These options vest over three years in equal installments on each anniversary date of the grant, subject to the NEO’s continued services to the Company through each vesting date.

(6)
These restricted stock units are subject to a five-year vesting schedule, with vesting occurring in substantially equal installments on each of the third, fourth and fifth anniversaries of the grant date, subject to the NEO’s continued services to the Company through each vesting date.

(7)
Mr. Wallin terminated his employment with the Company effective November 15, 2013. Pursuant to the terms of his transition and separation agreement with the Company, vesting of his options to purchase 40,000 shares which would have vested on January 12, 2014 and his restricted stock units which would have vested on December 6, 2013 were accelerated to November 27, 2013. All other unvested options and restricted stock units were cancelled upon termination of his employment.

Option Exercises and Stock Vested During 2013
The following table shows all NEO option awards exercised and stock awards vesting during 2013 and the value realized upon exercise and vesting.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Mansour Izadinia	—	—	16,250	164,613
Raymond D. Zinn	—	—	13,541	136,764
James G. Gandenberger	—	—	8,250	79,943
Jung-Chen Lin	—	—	1,250	12,625
Clyde Raymond Wallin	104,701	305,505	8,250	78,293

(1)	The value realized represents the excess of fair market value of the underlying shares at the time of exercise over the exercise price of the options.

(2)	The value realized is the number of shares vesting multiplied by the closing trading price of Micrel’s common stock on the respective vesting date.
Pension Plan, Deferred Compensation
We have no pension plan. We do not have a non-qualified deferred compensation program. Neither the Company nor any executive officer made any contributions to, or received any earnings from, a non-qualified deferred compensation program in 2013.
Change in Control and Severance Arrangements
As of December 31, 2013, Messrs. DeBarr, Izadinia and Gandenberger were parties to change of control and severance agreements which would entitle them to receive benefits upon the occurrence of certain triggering events. The terms of these arrangements were as follows.
If Mr. DeBarr was subject to constructive termination or termination without cause within 12 months after a change in control, he would have been entitled, subject to executing and not revoking a general release of claims, to (i) a cash lump sum, less applicable withholdings, equal to 12 months of his base salary then in effect, (ii) a cash lump sum, less applicable withholdings, equal to a prorated portion of his target annual bonus through the date of his termination of employment, (iii) payment or reimbursement of 12 months of healthcare coverage premiums, and (iv) accelerated vesting of half of his outstanding equity awards, including stock options and restricted stock units.

If Mr. Gandenberger was subject to constructive termination or termination without cause within 12 months after a change in control, he would have been entitled, subject to executing and not revoking a general release of claims, to (i) a cash lump sum, less applicable withholdings, equal to 12 months of his base salary then in effect, (ii) a cash lump sum, less applicable withholdings, equal to a prorated portion of his target annual bonus through the date of his termination of employment, (iii) payment or reimbursement of 12 months of healthcare coverage premiums, and (iv) accelerated vesting of all of his outstanding equity awards, including stock options and restricted stock units.
If Mr. Izadinia is subject to constructive termination or termination without cause within 12 months after a change in control, Mr. Izadinia is entitled, subject to executing and not revoking a general release of claims, to (i) a cash lump sum, less applicable withholdings, equal to 12 months of his base salary then in effect, (ii) a cash lump sum, less applicable withholdings, equal to an estimated prorated share of his target annual bonus at the rate then in effect, provided that such prorated bonus shall not be more than 70% of his base salary then in effect, and (iii) payment or reimbursement of 12 months of healthcare coverage premiums.
Furthermore, immediately prior to a change in control, each of Mr. Izadinia’s outstanding equity awards, including stock options and restricted stock units, would vest and become exercisable with respect to the number of shares that would have vested in the 24 months following the change in control. Such acceleration would not apply to his performance-based option award vesting.
If Mr. Izadinia is subject to constructive termination or termination without cause other than within 12 months after a change in control, Mr. Izadinia is entitled, subject to executing and not revoking a general release of claims, to (i) a cash lump sum, less applicable withholdings, equal to 12 months of his base salary then in effect and (ii) payment or reimbursement of 12 months of healthcare coverage premiums.
For purposes of these agreements, “change in control” means the consummation of any of the following transactions:

•
sale or disposition of substantially all of our assets other than to (i) an entity which is majority owned by us, (ii) an entity owned by holders of our capital stock in substantially the same proportions as their ownership in our common stock, or (iii) to an entity in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold a majority of the shares of our voting capital stock outstanding immediately after such transaction;

•
merger, consolidation or other business combination transaction with or into any other entity other than to an entity in which the holders of a least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold a majority of the shares of our voting capital stock outstanding immediately after such transaction; or

•
acquisition of any of our voting securities by any person immediately after which such person has beneficial ownership of fifty percent or more of the combined voting power of our then outstanding securities.

For purposes of these agreements, “cause” means:

•	theft, dishonesty or falsification of any employment or Company records;

•	malicious or reckless disclosure of our confidential or proprietary information;

•
commission of any immoral or illegal act or any gross or willful misconduct where our board of directors reasonably determines that such act or misconduct has (a) seriously undermined the ability of our board of directors or management to entrust them with important matters or otherwise work effectively with them, (b) contributed to our loss of significant revenues or business opportunities; or (c) significantly and detrimentally affected our business or our reputation or any of our subsidiaries; or

•
the failure or refusal to follow the reasonable and lawful directives of the board of directors or Chief Executive Officer, provided such failure or refusal continues after their receipt of reasonable notice in writing of such failure or refusal and an opportunity to correct the problem.

For purposes of these agreements, “constructive termination” means resignation from employment after the occurrence, without their written consent, of any of the following conditions as long as the condition continues more than thirty days following their written notice of such condition, within 90 days of the first occurrence of the condition, and their resignation is effective within 30 days following such notice period:

•
a material reduction in their job responsibilities or duties, provided, that neither a mere change in title alone, or reassignment following the consummation of a change in control to a position substantially similar to the position held prior to the transaction constitutes a material reduction in job responsibilities or duties;

•	a reduction in their base salary of more than fifteen percent except in connection with a reduction in base salary affecting all senior management employees; or

•	material relocation of their office to a place more than fifty miles from its then present location, except required travel on the Company’s business;

•	or, for Mr. Izadinia, our material breach of any of our obligations under his offer letter.
Subsequent to December 31, 2013, Messrs. Zinn and Lin have entered into change of control and severance agreements with us, and Messrs. DeBarr and Gandenberger have replaced their prior change of control and severance agreements with substantially the same form of agreement as Mr. Lin. Mr. Izadinia’s agreement has not changed.
Under these new agreements, if Messrs. Zinn, DeBarr, Gandenberger or Lin are subject to constructive termination or termination without cause during a change of control period, they are entitled, subject to executing and not revoking a general release of claims, to certain benefits. For Mr. Zinn, these include: (i) a cash lump sum, less applicable withholdings, equal to 24 months of his base salary then in effect or in effect immediately prior to the change of control, whichever is higher, (ii) a cash lump sum, less applicable withholdings, equal to his target annual bonus then in effect or in effect immediately prior to the change of control, whichever is higher, (iii) payment or reimbursement of 12 months of healthcare coverage premiums, and (iv) accelerated vesting of all of his outstanding equity awards, including stock options and restricted stock units. The benefits for Messrs. DeBarr, Gandenberger and Lin are substantially identical to Mr. Zinn, except that instead of 24 months of base salary, they would receive 12 months.
For the purposes of these agreements, change in control means the consummation of any of the following transactions:

•
sale, transfer or disposition of substantially all of our assets other than to (i) an entity which is majority owned by us, (ii) an entity owned by holders of our capital stock in substantially the same proportions as their ownership in our common stock, or (iii) to an entity in which the holders of a least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold a majority of the shares of our voting capital stock outstanding immediately after such transaction;

•
merger, consolidation or other business combination transaction with or into any other entity other than to an entity in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold a majority of the shares of our voting capital stock outstanding immediately after such transaction;

•
acquisition of any of our voting securities by any person immediately after which such person has beneficial ownership of fifty percent or more of the combined voting power of our then outstanding securities; and

•
a change in the composition of our board of directors, as a result of which fewer than a majority of directors are directors at the time of the agreements or nominated for election by the such directors (and specifically do not include individuals nominated in actual or threatened proxy contest other than by our board of directors).

For the purposes of these agreements, a change of control period means the period of time commencing on the earliest of (i) the date our board of directors approves either a letter of intent or a term sheet that contemplates one or more transactions that, if completed, would constitute a change of control, (ii) the date that a proposed transaction with the Company which, if completed, would constitute a change of control is publicly announced, or (iii) the date that is six months prior to a change in control; and ending on the 12-month anniversary of the date of a change in control.
They will also have to abide by certain confidentiality and non-solicitation restrictive covenants to receive the above severance and change in control benefits.
For purposes of these agreements, “cause” means:

•	theft, dishonesty or falsification of any employment or Company records;

•	malicious or reckless disclosure of our confidential or proprietary information;

•
commission of any immoral or illegal act or any gross or willful misconduct where the board of directors reasonably determines that such act or misconduct has (a) seriously undermined the ability of our board of directors or management to entrust them with important matters or otherwise work effectively with them, (b) contributed to our loss of significant revenues or business opportunities; or (c) significantly and detrimentally affected our business or our reputation or any of our subsidiaries; or

•
the failure or refusal to follow the reasonable and lawful directives of our board of directors or Chief Executive Officer, provided such failure or refusal continues after their receipt of reasonable notice in writing of such failure or refusal and an opportunity to correct the problem.

For purposes of these agreements, “constructive termination” means resignation from employment after the occurrence, without their written consent, of any of the following conditions as long as the condition continues more than 30 days following their written notice of such condition, within 90 days of the first occurrence of the condition, and their resignation is effective within 60 days following such notice period:

•
a material adverse change in either reporting structure applicable to them or their title, function, job responsibilities or duties, taking into account the Company’s size, status as a public company and capitalization as of the date the entered into the agreements;

•	a reduction in their base salary of more than 15 percent except in connection with a reduction in base salary affecting all senior management employees in substantially the same proportions;

•	material relocation of their office to a place more than 20 miles from its then present location, except required travel on the Company’s business; or

•
our failure to obtain an agreement from our successor to assume and agree to perform their agreements in the same manner and to the same extent that we would be required to perform if no succession had taken place.

According to the terms of his offer letter, Mr. Wallin, our former Chief Financial Officer and Vice President of Finance and Human Resources, would enter into a change of control agreement with us pursuant to which Mr. Wallin would be entitled to a lump sum amount equal to one year’s base salary, less applicable withholdings, in the event that we were acquired by another company following the termination of Mr. Zinn’s employment with us and as a result of the acquisition, Mr. Wallin’s employment with us was terminated other than for good cause. Mr. Wallin terminated his employment with us effective November 15, 2013 without entering into such an agreement.
We entered into a transition and severance agreement with Mr. Wallin on August 23, 2013 whereby his then current compensation arrangements and benefit plan eligibility continued through November 15, 2013, but the Company could, and did, transition him from his executive responsibilities to an advisory role prior to November 15, 2013 at its discretion in order to facilitate a smooth transition to his successor. Subject to Mr. Wallin’s continued employment with the Company through November 15, 2013, and his execution and of a general release of claims, he received accelerated vesting of his restricted stock units which would have vested on December 6, 2013 and his stock options which would have vested on January 12, 2014. The value of accelerated vesting of his restricted stock units was approximately $78,293, which represents 8,250 restricted stock units multiplied by $9.49 which was the closing price of the stock on the day of vesting. The value of accelerated vesting of his stock options was approximately $105,600, which represents 40,000 shares underlying the options multiplied by the difference between the closing price of our stock of $9.49 on the day of vesting and the $6.85 exercise price of the options.

The following table reflects the amounts that would have been payable under the arrangements in place for Messrs. DeBarr, Gandenberger and Izadinia as of December 31, 2013 had the triggering events occurred on December 31, 2013. Actual amounts may differ.

Triggering Event	Base Salary($) (1)	Bonus($) (2)	Accelerated Vesting of Restricted Stock Units($) (3)	Accelerated Vesting of Stock Options($) (4)	Payment of Medical Benefits Premiums($) (5)	Total($)
Change in control
Mansour Izadinia	–	–	345,450	–	–	345,450
Termination without cause or constructive termination outside of 12 months following a change in control
Mansour Izadinia	360,500	–	–	–	25,890	386,390
Termination without cause or constructive termination within 12 months following a change in control
Robert E. DeBarr	270,000	100,000	246,750	38,500	16,637	671,887
Mansour Izadinia	360,500	200,000	–	–	25,890	586,390
James G. Gandenberger	286,290	100,000	406,308	37,300	16,234	846,132

(1)	Represents 12 months of base salary at the annual rate in effect as of December 31, 2013.

(2)	Represents annual target bonus without proration because December 31st is the end of the annual bonus period.

(3)
Represents the market value of 24 months of accelerated vesting of restricted stock units for Mr. Izadinia, accelerated vesting of half of Mr. DeBarr’s restricted stock units and complete acceleration of vesting of all of Mr. Gandenberger’s restricted stock units. The value is computed by multiplying the closing price ($9.87 per share) of Micrel’s common stock on the last trading day of December 31, 2013 by the number of outstanding restricted stock units which would have vested.

(4)
Represents the market value of 24 months of accelerated vesting of stock options for Mr. Izadinia, accelerated vesting of half of Mr. DeBarr’s stock options and complete acceleration of all of Mr. Gandenberger’s stock options. The value is computed by multiplying the excess of the closing price ($9.87 per share) of Micrel’s common stock on the last trading day of December 31, 2013 above the exercise price of the options by number of shares underlying the options.

(5)	Represents approximately one year of post-termination healthcare coverage.

The following table reflects the amounts that would have been payable under the agreements currently in effect for Messrs. Zinn, DeBarr, Gandenberger and Lin as of December 31, 2013, had these arrangements been in effect and had the triggering events occurred on December 31, 2013. Actual amounts may differ.

Triggering Event	Base Salary($) (1)	Bonus($) (2)	Accelerated Vesting of Restricted Stock Units($) (3)	Accelerated Vesting of Stock Options($) (4)	Payment of Medical Benefits Premiums($) (5)	Total($)
Termination without cause or constructive termination during a change in control period
Raymond D. Zinn	685,536	400,000	864,869	80,800	16,234	2,047,439
Robert E. DeBarr	270,000	100,000	493,500	77,000	16,637	957,137
James G. Gandenberger	286,290	100,000	406,308	37,300	16,234	846,132
Jung-Chen Lin	262,381	100,000	234,413	19,650	10,846	627,290

(1)	Represents 24 months of base salary for Mr. Zinn and 12 months of base salary for the other NEOs, at the annual rate in effect as of December 31, 2013.

(2)	Represents individual annual target bonus in effect as of December 31, 2013.

(3)
Represents the market value of accelerated vesting of all restricted stock units held by each NEO. The value is computed by multiplying the closing price ($9.87 per share) of Micrel’s common stock on the last trading day of December 31, 2013 by the number of outstanding restricted stock units which would have vested.

(4)
Represents the market value of accelerated vesting of all stock options held by each NEO. The value is computed by multiplying the excess of the closing price ($9.87 per share) of Micrel’s common stock on the last trading day of December 31, 2013 above the exercise price of the options by number of shares underlying the options.

(5)	Represents approximately one year of post-termination healthcare coverage.

DIRECTOR COMPENSATION FOR 2013
For their service on our Board of Directors, non-employee members of the Board of Directors receive an annual cash retainer of $25,000, payable quarterly. Each of our non-employee directors elected to voluntarily reduce his annual cash retainer to $20,000 for 2013 to contribute to the Company’s cost reduction efforts. In addition to annual retainers, non-employee directors of the Company receive $1,250 compensation for each meeting of the Board of Directors attended and $1,250 for each committee meeting not held in conjunction with a Board of Directors meeting.
Our 2012 Equity Incentive Award Plan Non-Employee Director Equity Compensation Policy provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. In accordance with the policy, new Board members receive an initial option grant to purchase 15,000 shares of our common stock upon commencement of Board of Directors service. Furthermore, on the date of each annual shareholders’ meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 10,000 shares of our common stock. If at any time during the year, an independent director purchases Company stock on the open market, that director will also be granted an equal number of options effective the same day, up to a limit of 5,000 shares per director per year. All options granted to non-employee directors will have an exercise price equal to 100% of the fair market value, defined as the closing price of a share of our common stock on the NASDAQ Global Select Market on the date of grant, and become exercisable at the rate of 25% per year, subject to continued service to the Company.
In order to enhance the alignment of interests between directors and shareholders, the Board of Directors adopted stock ownership guidelines for directors in 2013. Directors are expected to own a minimum number of shares of Company common stock with an approximate value of twice the value of the annual retainer. The ownership level is to be achieved within five years of the effective date of the guidelines (for directors serving as of the adoption of the guidelines) or the date the person first becomes a director for newly appointed or elected directors.
Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(h)
John E. Bourgoin	27,500	–	31,300	58,800
Michael J. Callahan	31,250	–	31,300	62,550
Daniel Heneghan	32,500	–	31,300	63,800
Neil J. Miotto	31,250	–	31,300	62,550
Frank W. Schneider	32,500	–	31,300	63,800

(1)	Represents cash payments for annual retainer and meeting fees.

(2)
Represents the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see Note 9 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013. At December 31, 2013, the aggregate number of shares of Company common stock underlying options held by each director was as follows: Mr. Bourgoin, 50,000 shares; Mr. Callahan, 96,000 shares; Mr. Heneghan, 65,000 shares; Mr. Miotto, 82,500 shares; and Mr. Schneider 100,000 shares.

Compensation Committee Interlocks and Insider Participation
There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such relationship existed in the past. The Compensation Committee consisted of Messrs. Bourgoin (Chairman), Callahan, Miotto and Schneider during the last fiscal year. None of them has at any time been an officer of the Company or at any time during the past year been an employee of the Company or engaged in certain related transactions with the Company, as required to be disclosed by SEC regulations.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, directing and monitoring our internal audit function, reviewing and monitoring the annual audit of our financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable NASDAQ rules. The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and KPMG LLP (“KPMG”), our independent registered public accounting firm;

•	discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61; and

•	received from KPMG written confirmation of their independence as required by the applicable requirements of the PCAOB, and has discussed with KPMG the firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.
The Audit Committee Report is not “soliciting material” and shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed “filed” under these acts.

AUDIT COMMITTEE

Daniel Heneghan, Chairman
Michael J. Callahan
Neil J. Miotto
Frank W. Schneider

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about our existing equity plans as of December 31, 2013, including our 1994 Stock Option Plan (“1994 Plan”), our 2000 Non-Qualified Stock Incentive Plan (“2000 Plan”), our 2003 Incentive Award Plan (“2003 Plan”), our 2006 Employee Stock Purchase Plan (“2006 ESPP”) and our 2012 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	8,704,950 (1)	$10.34 (2)	5,336,361 (3)
Equity Compensation Plans Not Approved by Security Holders	3,400 (4)	$14.83	– (5)
Total	8,708,350	$10.34 (2)	5,336,361

(1)
Represents 1,195,262 shares of common stock issuable upon vesting of restricted stock units granted under our existing shareholder approved equity compensation plans, and 7,509,688 shares of common stock issuable upon the exercise of options granted under our existing shareholder approved equity compensation plans, of which 4,282,832 shares were exercisable as of December 31, 2013.

(2)	This weighted average exercise price does not include 1,195,262 restricted stock units, which do not have an exercise price.

(3)
Represents 3,594,905 remaining shares of common stock available for issuance under the 2012 Plan and 1,741,456 remaining shares available for issuance under the 2006 ESPP. No new grants may be made under the 1994 Plan, because it expired according to its terms, or the 2003 Plan because it was replaced by the 2012 Plan on May 24, 2012. Remaining shares reserved for issuance on May 24, 2012, under the 2003 Plan were added to the shares reserved for issuance under the 2012 Plan.

(4)	Represents shares of common stock issuable upon the exercise of options granted under the 2000 Plan, all of which were exercisable as of December 31, 2013.

(5)	No new grants may be made under the 2000 Plan because it expired according to its terms in November 2010.
Summary of the 2000 Non-Qualified Stock Incentive Plan
In November 2000, the Compensation Committee and the Board of Directors approved the implementation of the 2000 Non-Qualified Stock Incentive Plan (the “2000 Plan”). The aggregate number of shares of common stock subject to issuance under the 2000 Plan may not exceed 200,000. The shares available for issuance under the 2000 Plan may be either previously un-issued shares or treasury shares. The 2000 Plan is administered by the Board of Directors or a committee designated by the Board of Directors (the “Administrator”). The Administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares subject to such award, to set, amend, construe and interpret the terms and conditions of the award, and to take any other action that is consistent with the terms of the 2000 Plan. Awards under the 2000 Plan were granted only to our employees and consultants. Our officers and directors were not eligible to receive awards under the 2000 Plan.
In March 2005, we suspended granting options under the 2000 Plan, and in November 2010 the 2000 Plan expired according to its own terms. No further grants may be made under the 2000 Plan; however, outstanding options previously granted under the 2000 Plan may continue to be exercised in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP (“KPMG”) was our independent registered public accounting firm for our fiscal year ended December 31, 2013.
PricewaterhouseCoopers LLP (“PwC”) was our independent registered public accounting firm for our fiscal year ended December 31, 2012.
The information below represents the aggregate fees billed by KPMG and PwC for audit and other services provided for our last two fiscal years, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Micrel.

	KPMG	PwC
	2013	2012
Integrated Audit Fees (1)	$768,600	$1,001,000
Audit Related Fees	—	—
Tax Fees (2)	358,500	114,000
All Other Fees	—	—
Total Fees	$1,127,100	$1,115,000

(1)
Integrated Audit Fees: The aggregate fees billed for professional services rendered for the integrated audit of our annual financial statements and our internal control over financial reporting for the fiscal years ended December 31, 2013 and December 31, 2012, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Tax Fees:  The aggregate fees billed in the year ended December 31, 2013 for professional services rendered by KPMG, the independent registered public accounting firm during that year, for tax compliance and advisory services. The aggregate fees billed in the year ended December 31, 2012 for professional services rendered by PwC, the independent registered public accounting firm during that year, for tax compliance, preparation of tax filings, assistance with tax audits and tax planning and advice.

All non-audit services were pre-approved by our Audit Committee, which concluded that the provision of such services by KPMG during fiscal year ended December 31, 2013 and PwC during fiscal year ended December 31, 2012, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER MATTERS
Annual Report and Financial Statements
Our 2013 Annual Report, which includes our audited financial statements for the fiscal year ended December 31, 2013, is enclosed with this Proxy Statement.
Our 2013 Annual Report includes our Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the SEC, excluding the exhibits. For information on how to obtain additional copies of the 2013 Annual Report or copies of the Annual Report on Form 10-K for the year ended December 31, 2013, please see the information below under the caption “Where You Can Find Additional Information.”
Shareholder Proposals for the 2015 Annual Meeting
Requirements for Shareholder Proposals Under Rule 14a-8. In order to be considered for inclusion in our proxy materials for the 2015 Annual Meeting of Shareholders, shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must comply with all applicable SEC rules and must be received by us no later than December 19, 2014 unless the date of the 2015 Annual Meeting is before April 22, 2015 or after June 21, 2015, in which case the deadline is a reasonable time before we begin to print and send our proxy materials for the 2015 Annual Meeting.
Requirements for Shareholder Proposals to be Brought Outside Rule 14a-8. For shareholder proposals to be brought before the 2015 Annual Meeting of Shareholders but not included in our proxy statement pursuant to Rule 14a-8, the shareholder must give timely notice in writing to our Secretary. To be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices, no later than March 4, 2015, unless the date of the 2015 Annual Meeting is before April 22, 2015 or after August 20, 2015, in which case the deadline is the close of business on the tenth calendar day (or if such date is a Saturday, Sunday or federal holiday, then the next business day) following the day on which public announcement of the date of the 2015 Annual Meeting is first made. Such notice must also satisfy the other requirements set forth in Section 2.4 of our Bylaws.
Certain Relationships and Related Transactions
Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Board of Directors applies our code of conduct, the “Worldwide Standards of Business Conduct,” which provides that directors, officers and all other employees are expected to avoid any activity or interest that conflicts with, appears to conflict with, or is inconsistent with or opposed to our best interests. All employees acknowledge their adherence to the Worldwide Standards of Business Conduct, and directors and officers acknowledge their adherence annually. Any possible conflict of interest involving any officer or director must be reported to the Chief Executive Officer and the Board of Directors. Furthermore, management is required to report to the Audit Committee on all related party transactions. In accordance with its charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.
David Zinn, a son of Raymond D. Zinn, our President, Chief Executive Officer and Chairman of the Board of Directors, is employed by Micrel.  Mr. David Zinn’s compensation has been established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.  In 2013, Mr. David Zinn’s compensation was in line with other employees with his job function in the San Francisco Bay Area and with Micrel’s compensation policies and practices.  He is eligible to participate in our employee benefit programs on the same basis as other eligible employees.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Micrel shareholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker or (2) direct your written request to: Robert E. DeBarr, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131 or by telephone at (408) 944-0800. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements and financial statement schedule, but excluding exhibits, may be obtained, without charge, by writing to Robert E. DeBarr, Chief Financial Officer, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131 and at our website, www.micrel.com. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.
Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request paper or electronic copies of our 2013 Annual Report, proxy statement and form of proxy relating to the Annual Meeting, without charge online at https://www.almadenpressonline.com/micrel/, via telephone at (408) 435-2402 or by written request, directed to Robert E. DeBarr, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131. If you would like to request our 2013 Annual Report, proxy statement and form of proxy relating to the Annual Meeting, please do so by May 9, 2014 in order to receive them before the Annual Meeting.
THIS PROXY STATEMENT IS DATED APRIL 4, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MICREL, INCORPORATED
ATTN: SANDRA REESE
2180 FORTUNE DRIVE
SAN JOSE, CA 95131

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67094-P47232

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MICREL, INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Raymond D. Zinn
02) John E. Bourgoin
03) Michael J. Callahan
04) Daniel Heneghan
05) Neil J. Miotto
06) Frank W. Schneider

The Board of Directors recommends you vote FOR proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

MICREL, INCORPORATED
Annual Meeting of Shareholders
Thursday, May 22, 2014 12:00 pm
2180 Fortune Drive, San Jose, CA 95131

Travel Directions to Micrel
From San Francisco Int'l Airport or San Francisco via US 101:
Take US 101 South (toward San Jose); exit Montague Expwy.; right at Trade Zone Blvd.; immediate right at Ringwood Ave., left on Fortune Dr.

From San Jose Int'l Airport:
Take Airport Parkway (becomes Brokaw Rd. then Murphy Rd.); left on Ringwood Ave.; right on Fortune Dr.

From San Francisco via I-280
Take I-280 South (toward San Jose); exit I-880 North (toward Oakland); exit Montague Expwy. East; right at Trade Zone Blvd.; immediate right at Ringwood Ave., left on Fortune Dr.

We look forward to seeing you at the meeting. On behalf of the management and directors of Micrel, Incorporated, we want to thank you for your support.

IMPORTANT REMINDER

Your vote is very important. Please sign, date and return this proxy card today in the envelope provided, whether or not you plan to attend the Annual Meeting. Your Internet or telephone vote authorized the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

M67095-P47232

MICREL, INCORPORATED
2180 FORTUNE DRIVE
SAN JOSE, CA 95131

Raymond D. Zinn and Robert E. DeBarr, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated, to be held on Thursday, May 22, 2014, and any adjournment or postponement thereof.

Signing, dating, and returning Micrel's proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED WITH REGARD TO A PROPOSAL, AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

Your vote is very important. Please sign, date and return this proxy card today in the envelope provided.

Continued and to be signed on reverse side